For Immediate Release:

Contacts:
Peerless Systems Corporation:
William R. Neil
Chief Financial Officer and Acting Chief Executive Officer

Peerless Systems Announces Fiscal 2009 Fourth Quarter and Full-Year Results

Selected Highlights:

•	Fourth quarter operating income was $0.4 million before $1.4 million restructuring expense

•	Operating expenses significantly reduced as a result of staffing and facilities reductions

EL SEGUNDO, Calif., April 30, 2009 — Peerless Systems Corporation (Nasdaq: PRLS), a licensor of imaging and networking technologies to the digital document market, today reported financial results for its fourth quarter and fiscal year ended January 31, 2009.

Fourth Quarter Results

Fourth quarter revenues were $2.2 million, versus $9.3 million in the fourth quarter last year and $1.6 million in the third quarter of fiscal 2009.  Product licensing revenue was $2.0 million, versus $6.4 million in the fourth quarter a year ago and $1.3 million in the third quarter of fiscal 2009.  Engineering services and maintenance revenue was $0.2 million, versus $2.9 million in the fourth quarter a year ago and $0.3 million in the third quarter of fiscal 2009.  The fourth quarter of fiscal 2008 included $5.0 million of license revenue and $2.2 million of services revenue from Kyocera Mita Corporation (“KMC”).  Effective April 30, 2008 (the end of the Company’s first quarter of fiscal 2009), the Company sold certain assets and transferred 38 engineers and support staff to KMC.  The first quarter of fiscal 2009 included $1.9 million of services revenue from KMC.

Peerless reported a fourth quarter fiscal 2009 net income of $3.9 million, or $0.23 per basic and diluted share, which includes a $4.7 million reduction in estimated income taxes associated with the sale of assets to KMC.  Fiscal Year 2008 fourth quarter net income of $8.5 million or $0.49 per basic share and $0.47 per diluted share, included a $5 million income tax benefit resulting from the reduction of the deferred tax asset valuation allowance attributable to the gain realized in the KMC transaction during the first quarter of fiscal year 2009.  The Company reported a loss of $1.2 million or $0.06 per basic share for the third quarter of the 2009 fiscal year.

Peerless had cash and cash equivalents of $44.7 million as of the fiscal year ended January 31, 2009, compared with $48.9 million at the end of the previous quarter and $23.1 million at the end of fiscal 2008.  The decline in cash and cash equivalents from the last quarter was primarily due to the payment of $2.7 million for lease terminations, $2.0 million in taxes on the gain associated with the KMC transaction recorded in the first quarter and $0.8 million for the share repurchase program implemented at the end of the second fiscal quarter, offset by other smaller changes in working capital.  From inception through the end of the fourth quarter, the Company had purchased 1,462,898 shares of common stock for $2,692,058, or an average price of $1.84 per share, under its stock repurchase plan.

Fiscal 2009 full-year results

For the full fiscal year, Peerless reported net income of $17.6 million, or $0.99 per basic share and $0.97 per diluted share, on total revenue of $10.4 million. Peerless realized a gain of $32.9 million on the sale of assets to KMC at the end of the first quarter of the 2009 fiscal year.  Fiscal 2008 net income was $10.1 million, or $0.59 per basic share and $0.56 per diluted share, which included a $5 million income tax benefit. Gross margin decreased from 65.2% in fiscal 2008 to 30.1% in fiscal 2009. The primary reason for the decrease was a $2.4 million increase in product licensing expense in fiscal 2009 due to the KMC transaction and the resulting change in mix of technologies available to be delivered against existing block licenses with KMC.

Over the course of fiscal year 2009, operating expenses, excluding restructuring expense of $3.3 million, were reduced 27.8% compared to fiscal 2008, primarily as a result of the KMC transaction.    Fiscal year 2009 was affected by the significant professional fees related to the KMC transaction and subsequent restructuring charges.  After the transaction, the company reduced its staffing levels by 74%.  Additionally, facilities costs were reduced by approximately 95% due to the termination of certain leases at the end of fiscal year 2009.

William Neil, Chief Financial Officer and Acting Chief Executive Officer, said, “During the fourth quarter, we made strides in restructuring our existing business.  We have sufficient staffing and leased space to service our existing customer base.  We continue to look for additional ways to reduce our operating expenses while meeting the requirements of our customers and the obligations of a public company.”

Subsequent Event

During the quarter ended April 30, 2009 the Company entered into an agreement amending a third party technology license agreement.  This agreement reduces the liability for technologies licensed by the Company to a customer.  As a result of this amendment entered into subsequent to January 31, 2009, the Company reduced the liability for third party licensing costs by approximately $2.7 million in the quarter ended April 30, 2009.

Annual Meeting of Stockholders

Peerless also announced today that it will hold its annual meeting of stockholders to elect five directors and approve its independent auditors on Friday, June 5, 2009, at 9:00 a.m. Pacific Time.  The meeting will be held at 2361 Rosecrans Avenue, Suite 450, El Segundo, California, 90245. Stockholders of record as of the close of business on April 24, 2009 are entitled to vote at the meeting.  Additional information, including details of the business to be conducted at the annual meeting, will be included in the proxy statement to be filed by the Company with the Securities and Exchange Commission. The proxy statement and the company’s 2009 Annual Report to Stockholders are expected to be mailed to such stockholders of record on or about May 7, 2009.

About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to KMC.  Peerless retains the rights to continue licensing these technologies to customers in the digital document markets.  Peerless intends to use its cash on hand to explore investment opportunities that it believes will enhance stockholder value.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, the Company’s ability to find one or more suitable investment opportunities and to successfully complete any such investment, the Company’s current licensing business and the effects of the Company’s downsizing. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2009 Annual Report on Form 10-K.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

- Financial tables follow –

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2009		2008

Revenues:
Product licensing	$1,996	90.8%	$6,387	68.5%
Engineering services and maintenance	203	9.2%	2,939	31.5%
Total revenues	2,199	100.0%	9,326	100.0%

Cost of revenues:
Product licensing	708	32.2%	575	6.2%
Engineering services and maintenance	124	5.6%	1,658	17.8%
Total cost of revenues	832	37.8%	2,233	23.9%
Gross margin	1,367	62.2%	7,093	76.1%

Operating expenses:
Research and development	0	0.0%	746	8.0%
Sales and marketing	286	13.0%	629	6.7%
General and administrative	658	29.9%	2,454	26.3%
Restructuring	1,379	62.8%	-	0.0%
Total operating expenses	2,323	105.7%	3,829	41.1%

Income (loss) from operations	(956)	(43.5)%	3,264	35.0%
Interest income	228	10.4%	238	2.6%

Income (loss) before income taxes	(728)	(33.1)%	3,502	37.6%
Provision for income taxes	(4,669)	(11.5)%	(4,982)	(53.4)%

Net income	$3,941	(20.8)%	$8,484	91.0%

Basic earnings per share	$0.23		$0.49
Diluted earnings per share	$0.23		$0.47

Weighted average common shares outstanding – basic	17,107		17,458
Weighted average common shares outstanding – diluted	17,276		18,134

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Twelve Months Ended
	January 31,
	2009		2008

Revenues:
Product licensing	$7,144	68.7%	$17,809	62.6%
Engineering services and maintenance	3,262	31.3%	10,634	37.4%
Total revenues	10,406	100.0%	28,443	100.0%

Cost of revenues:
Product licensing	5,477	52.6%	3,339	11.7%
Engineering services and maintenance	1,799	17.3%	6,554	23.0%
Total cost of revenues	7,276	69.9%	9,893	34.8%
Gross margin	3,130	30.1%	18,550	65.2%

Operating expenses:
Research and development	1,430	13.7%	4,394	15.5%
Sales and marketing	1,616	15.5%	2,539	8.9%
General and administrative	7,209	69.3%	7,272	25.6%
Gain on sale of operating assets	(32,912)	(316.3)%	-	0.0%
Restructuring	3,320	31.9%	-	0.0%
Total operating expenses	(19,337)	(185.8)%	14.205	49.9%

Income from operations	22,467	215.9%	4,345	15.3%
Interest income	1,076	10.3%	833	2.9%

Income before income taxes	23,543	226.2%	5,178	18.2%
Provision for income taxes	5,924	56.9%	(4,969)	(17.5)%

Net income	$17,619	169.3%	$10,147	35.7%

Basic earnings per share	$0.98		$0.59
Diluted earnings per share	$0.97		$0.56

Weighted average common shares outstanding – basic	17,719		17,321
Weighted average common shares outstanding – diluted	18,072		18,154